UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 28, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J. P. Morgan Securities LLC, as representative of the underwriters named in Schedule 1 thereto (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of 10,000,000 shares of the Company’s common stock at a price to the public of $10.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 1,500,000 shares of the Company’s common stock. On May 29, 2014, the Underwriters exercised the Underwriters’ Option in full.

The shares issuable in the Offering, including the Underwriters’ Option, have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form S-3 (Registration No. 333-192117) of the Company (the “Registration Statement”), and a prospectus supplement dated May 28, 2014, was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 29, 2014. The closing of the Offering, including the shares issuable pursuant to the Underwriters’ Option, is expected to occur on June 3, 2014. The legal opinion of Gibson, Dunn & Crutcher LLP relating to the Registration Statement is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 28, 2014, by and between BioCryst Pharmaceuticals, Inc., and J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 28, 2014, by and between BioCryst Pharmaceuticals, Inc., and J.P. Morgan Securities LLC, as representative of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.